Exhibit 99.1

Liberty Global Announces Distribution of LiLAC Group Shares to Liberty Global Group Shareholders

•	$5 billion[1] distribution to take place at close of trading on July 1, 2016

•	The LiLAC Group is uniquely positioned to exploit organic growth, synergy potential, and M&A opportunities across the Latin American and Caribbean region

Denver, Colorado - June 2, 2016:
Liberty Global plc (“Liberty Global”, the “Company”) (NASDAQ: LBTYA, LBTYB, LBTYK, LILA and LILAK) today announced that the Board of Directors has approved the distribution of 117.4 million Liberty Global Latin America and Caribbean ("LiLAC Group") ordinary shares that represent the current inter-group interest to Liberty Global Group shareholders, on a pro-rata basis. The 67.2%2 inter-group interest resulted from the acquisition of Cable & Wireless Communications Limited (formerly Cable & Wireless Communications Plc), which closed on May 16, 2016, and subsequent to the distribution will no longer exist. The Liberty Global Group and LiLAC Group are both tracking stocks of Liberty Global plc.

The $5 billion1 distribution to Liberty Global Group shareholders will be made on July 1, 2016 and is expected to significantly enhance the trading liquidity of LiLAC Group's ordinary shares. In the distribution each holder of a Liberty Global Class A, Class B and Class C ordinary share as of 5:00 p.m., New York City time, on June 17, 2016, the record date for the distribution, will receive LiLAC Group ordinary shares of the corresponding class based upon the ratio described below. Liberty Global will determine and announce the final per share ratio promptly following the record date, together with the date on which Liberty Global Group ordinary shares are expected to begin trading ex-dividend. Based on the number of Liberty Global Group ordinary shares outstanding as of May 27, 2016, we estimate that this ratio will equate to one LiLAC Group ordinary share for every 8.1 Liberty Global Group ordinary shares. Cash will be paid in lieu of fractional shares. Based upon facts and circumstances as of today, the Company believes that the distribution, as structured, will not be taxable to U.S. and U.K. shareholders of Liberty Global Group The distribution of LiLAC Group ordinary shares will constitute a bonus issue for U.K. law purposes.

Based upon the number of LiLAC Group ordinary shares issued and outstanding as of May 27, 2016, and pro forma for the distribution of the shares that represent the inter-group interest, the LiLAC Group would have had approximately 174.0 million shares issued and outstanding on that date. The number of Liberty Global Group shares issued and outstanding will remain unchanged.

Please see the indicative tables below for a breakdown by ordinary share class (in millions).

Liberty Global Group ordinary shares		Inter-group interest		LiLAC Group ordinary shares
Issued and outstanding as of May 27, 2016		Distribution of shares that represent the inter-group interest		As of May 27, 2016, pro forma for the distribution
LBTYA	284.9	LILA	35.2	LILA	51.5
LBTYB	10.8	LILAB	1.3	LILAB	1.9
LBTYK	654.8	LILAK	80.9	LILAK	120.6
TOTAL	950.5	TOTAL	117.4	TOTAL	174.0

LiLAC Group shares provide a unique and well-diversified investment vehicle with our growing businesses in Latin America and the Caribbean, giving shareholders the opportunity to invest directly in the region where we are the leading consumer and business-to-business (“B2B”) communications provider serving 10 million video, voice, broadband and mobile subscribers3 in more than 20 countries. Our LiLAC business is expected to generate over $3.5 billion4 of revenue on an annualized basis, and is well-positioned to be the leading platform for further consolidation in the region.

In connection with the transaction, Goldman Sachs International and LionTree Advisors acted as financial advisors to Liberty Global.

Forward-Looking Statements
This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements regarding the expected timing of the distribution and the expected trading liquidity of LiLAC Group ordinary shares following the distribution, and other information and statements that are not historical fact. These forward-looking statements involve certain risks and uncertainties that could cause actual results to differ materially from those expressed or implied by these statements. These risks and uncertainties include our ability to continue financial and operational growth at historic levels, continued use by subscribers and potential subscribers of our services, our ability to achieve expected operational efficiencies, synergies and economies of scale, as well as other factors detailed from time to time in Liberty Global’s filings with the Securities and Exchange Commission including our most recently filed Form 10-K and Form 10-Q. These forward-looking statements speak only as of the date of this release. Liberty Global expressly disclaims any obligation or undertaking to disseminate any updates or revisions to any forward-looking statement contained herein to reflect any change in Liberty Global’s expectations with regard thereto or any change in events, conditions or circumstances on which any such statement is based.

About Liberty Global
Liberty Global is the world’s largest international TV and broadband company, with operations in more than 30 countries across Europe, Latin America and the Caribbean. We invest in the infrastructure that empowers our customers to make the most of the digital revolution. Our scale and commitment to innovation enable us to develop market-leading products delivered through next-generation networks that connect our customers who subscribe to over 59 million3 television, broadband internet and telephony services. We also serve over ten million3 mobile subscribers and offer WiFi service across six million access points.

Liberty Global’s businesses are comprised of two stocks: the Liberty Global Group (NASDAQ: LBTYA, LBTYB and LBTYK) for our European operations, and the LiLAC Group (NASDAQ: LILA and LILAK, OTC Link: LILAB), which consists of our operations in Latin America and the Caribbean.

The Liberty Global Group operates in 12 European countries under the consumer brands Virgin Media, Ziggo, Unitymedia, Telenet and UPC. The LiLAC Group operates in over 20 countries in Latin America and the Caribbean under the consumer brands VTR, Flow, Liberty, Mas Movil and BTC. In addition, the LiLAC Group operates a submarine fiber network throughout the region in over 30 markets.

For more information, please visit www.libertyglobal.com or contact:

Investor Relations:		Corporate Communications:
Oskar Nooij	+1 303 220 4218	Matt Beake	+44 20 8483 6428
Christian Fangmann	+49 221 8462 5151	Aimee Baxter	+1 646 561 3512
John Rea	+1 303 220 4238
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1 Based on the closing LiLAC share prices as of June 1, 2016.

2Based on (i) 57.3 million LiLAC ordinary shares, which represents issued and outstanding LiLAC ordinary shares as of May 27, 2016, as adjusted for the estimated potential dilution related to outstanding incentive awards as of December 31, 2015 and (ii) the 117.4 million LiLAC ordinary shares attributed to Liberty Global Group’s inter-group interest.

3Subscriber statistics for Liberty Global (including the LiLAC Group) and CWC are as of March 31, 2016 and December 31, 2015, respectively, and are based on each entity's subscriber counting policies. CWC’s subscriber counting policies may differ from those of Liberty Global. Accordingly, the combined subscriber statistics are not necessarily indicative of the actual number of subscribers to be reported by the combined operations once CWC conforms to Liberty Global's subscriber counting policies.

4The combined revenue figure includes revenue for the LiLAC Group, which is based on accounting principles generally accepted in the United States (“U.S. GAAP”) and for CWC, which is based on International Financial Reporting Standards as adopted by the European Union. Accordingly, the combined revenue figure is not necessarily indicative of the actual results that would have been reported if both entities had followed U.S. GAAP. Revenue figures are derived from amounts reported for each entity for the year ended December 31, 2015, including revenue for Columbus International Inc. (which was acquired by CWC on March 31, 2015) for the three months ended March 31, 2015.

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